UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2011 (May 18, 2011)
GLOBAL INDUSTRIES, LTD.
(Exact Name of Registrant as Specified in Its Charter)

Louisiana (State or Other Jurisdiction of Incorporation)	0-21086 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive
Carlyss, Louisiana (Address of Principal Executive Offices)	70665 (Zip Code)
Registrant’s telephone number, including area code: (337) 583-5000
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Global Industries, Ltd. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 18, 2011. The following describes the matters considered by the Company’s shareholders, as well as the final results of the votes cast at the Annual Meeting:
1.	The following nominees were elected as directors, to serve until their respective successors are elected and qualified:

Director	For	Withhold	Broker non-votes
Charles O. Buckner	95,915,297	573,529	13,111,896
John A. Clerico	94,995,002	1,493,824	13,111,896
Lawrence R. Dickerson	93,152,698	3,336,128	13,111,896
Edward P. Djerejian	95,053,189	1,435,637	13,111,896
Charles R. Enze	95,857,613	631,213	13,111,896
Larry E. Farmer	95,823,326	665,500	13,111,896
Edgar G. Hotard	95,083,624	1,405,202	13,111,896
Richard A. Pattarozzi	92,357,313	4,131,513	13,111,896
John B. Reed	95,149,941	1,338,885	13,111,896
2.	The appointment of Deloitte & Touche LLP as the Company’s independent public accountants was ratified based on the following vote:

For	Against	Abstain	Broker non-votes
108,574,070	853,199	173,453	0
3.	The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers based on the following vote:

For	Against	Abstain	Broker non-votes
80,697,741	14,213,311	1,577,774	13,111,896
4.	The shareholders approved, on an advisory basis, annual advisory votes on executive compensation based on the following vote:

1 Year	2 Years	3 Years	Abstain
72,892,035	1,394,426	20,643,245	1,559,120
In light of the results with respect to the advisory vote of the frequency of future advisory votes on executive compensation, the Board of Directors of the Company has determined that advisory votes on executive compensation will be held annually until the next required shareholder advisory vote regarding the frequency interval.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
By:	/s/ Russell J. Robicheaux
Russell J. Robicheaux
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

May 23, 2011